DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Project Tempest D I S C U S S I O N M AT E R I A L S M A Y 2 0 2 3 C O N F I D E N T I A L

Exhibit (c)(iii)

The information herein has been prepared by Lazard based upon information supplied by Thoughtworks Holding, Inc . (the “Company”) or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company . We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or any other entity, or concerning solvency or fair value of the Company or any other entity . With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company . We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based . The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise . These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard ; provided, however, that you may disclose to any and all persons the U . S . federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure . Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice . Disclaimer P R O J E C T T E M P E S T C O N F I D E N T I A L DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions C O N F I D E N T I A L Executive Summary P R O J E C T T E M P E S T

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Today’s Meeting Topics E X E C U T I V E S U M M A R Y P R O J E C T T E M P E S T 1 2 Updated Valuation Analysis 3 Discussion of Potential Responses Review of Revised Proposal 1

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Situation Update E X E C U T I V E S U M M A R Y P R O J E C T T E M P E S T Summary of Offers May 23, 2023 March 16, 2023 Proposal Date $11.35 $11.00 Offer Price 82% 77% Premium to Unaffected Share Price as of 5/1 ($6.22) 68% 63% Premium to 1 - Month VWAP as of 5/1 ($6.75) $4.1bn $4.0bn Implied Enterprise Value 18.8x 18.3x Implied EV / LTM 1 EBITDA 18.4x 17.9x Implied EV / 2023E EBITDA On March 16, 2023, Atlas submitted a proposal of $11.00/share On May 12, 2023, Lazard delivered a counterproposal of $17.00/share On May 23, 2023, Atlas submitted a revised proposal of $11.35/share Atlas attributed the limited increase to worsening market conditions and company outlook Reduced earnings guidance Company and peer group share price deterioration Increased financing costs Lack of confidence in projected growth acceleration and margin expansion Atlas reiterated prior lack of support for an alternative transaction or majority of the minority vote Atlas conditioned the revised offer on a path to signing by the end of June Situation Update Source: Tempest Management, Atlas Bid Proposals (as of 3/16/2023 and as of 5/23/2023), company filings, FactSet as of 5/24/2023. 1. As of 3/31/2023. 2

S U M M A R Y E X E C U T I V E P R O J E C T T E M P E S T Analysis at Various Prices ($ in billions except per share values or as otherwise stated) Tempest Atlas Atlas Current Unaffected Counter Counter Proposal Price Price 5/12 5/23 3/16 5/24 5/1 DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Source: Tempest Management, Atlas Bid Proposals (as of 3/16/2023 and as of 5/23/2023), company filings, FactSet as of 5/24/2023. 1. 2. Tempest 52 - Week High of $17.95 occurred on 6/2/2022. As of 3/31/2023. $17.00 $16.00 $15.00 $14.00 $13.00 $12.00 $11.35 $11.00 $7.75 $6.22 Price Per Share $6.1 $5.7 $5.4 $5.0 $4.7 $4.3 $4.1 $4.0 $2.9 $2.3 Implied Enterprise Value 23.7x 22.4x 21.0x 19.6x 18.3x 16.9x 16.0x 15.5x 11.1x 9.1x $257m CY’22A Implied EV / Adjusted EBITDA 27.3x 25.7x 24.2x 22.6x 21.0x 19.5x 18.4x 17.9x 12.8x 10.4x $223m CY’23E 27.8x 26.2x 24.6x 23.0x 21.4x 19.8x 18.8x 18.3x 13.1x 10.6x $219m LTM 2 173% 157% 141% 125% 109% 93% 82% 77% 25% 0% % vs. Unaffected as of 5/1 ($6.22) 152% 137% 122% 107% 92% 78% 68% 63% 15% (8%) % vs. 1 - Month VWAP as of 5/1 ($6.75) (5%) (11%) (16%) (22%) (28%) (33%) (37%) (39%) (57%) (65%) % vs. 52 - Week High 1 as of 5/24 ($17.95) Adj. EBITDA 3

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Preliminary Valuation Summary ($ in billions except per share values or as otherwise stated) E X E C U T I V E S U M M A R Y P R O J E C T T E M P E S T Source: Tempest Management, company filings, Wall Street research and FactSet as of 5/24/2023. Note: 1. 2. 3. Implied share prices based on Tempest’s balance sheet and FDSO as of 3/31/2023, pro forma for the subsequent payment in April 2023 of $14.4m of contingent consideration related to the acquisition of Connected. As of 3/31/2023. Applied to Tempest unaffected price (5/1/2023). Represents median controlling shareholder final bid premium to unaffected share price prior to offer announcement or market rumors for minority stakes in public companies. $0.00 $5 10.00 $15.00 $2 0 25.00 t Commentary Implied EV Implied Share Price ($) Input Based on EV/CY2023E Adjusted EBITDA multiples of global peers Low : 9.5x (25 th percentile of global peers: 9.7x) High : 15.0x (75 th percentile of global peers: 15.0x) $2.1 – $3.3 $9.15 $ $223m $5.63 EV / CY2023E Adjusted EBITDA Public Comparables Based on EV/LTM Adjusted EBITDA multiples of precedent comparable IT services transactions Low : 9.5x (Sitel Group/Sykes: 9.4x) High : 17.0x (Capgemini/iGate: 17.0x) $2.1 – $3.7 $10.22 $219m $5.51 EV / LTM 1 Adjusted EBITDA Precedent Transactions Based on Tempest Management Plan WACC of 13.0% – 17.0%, Terminal Value multiple of 9.5x – 15.0x NTM Adjusted EBITDA $3.4 – $5.9 6.51 $9.41 $1 5 - year Plan Tempest Management Plan DCF 52 - Week High close of $17.95 on 6/2/22 52 - Week Low close of $6.08 on 4/25/23 $2.3 – $6.4 $17.95 $6.08 to $17.95 $6.08 52 - Week Trading Range RBC Capital Markets (5/9/23): Price target of $12.00 Piper Sandler (5/9/23): Price target of $7.00 $2.6 – $4.3 $12.00 $7.00 to $12.00 $7.00 Analyst Price Targets For Reference Only Median of all - cash tech and IT services transactions in the last 5 years (Financial Sponsor acquirors only): 31% 2 Median of selected precedent minority transactions by Controlling Shareholder: 54% 2,3 $3.0 – $3.5 16) and (5/23) las Offers (3/ $9.58 $11.00 $11.35 < A 31% to 54% $8.15 $6.22 - Unaffected (5/1) Premia 4

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Comparable Companies Analysis E X E C U T I V E S U M M A R Y P R O J E C T T E M P E S T EV / CY2023E EBITDA 1 CY2023E Revenue Growth vs. CY2023E EBITDA Margin 1,2 17.0x 15.7x 12.9x 13.2x 8.6x 8.5x EPAM, 15.7x Globant, 17.0x Accenture, 13.2x Endava, 12.9x Capgemini, 8.6x Cognizant, 8.5x Tempest 15% 16% 17% 18% 19% 20% 21% 22% 23% 24% 25% (5%) 0% 5% 10% 15% CY2023E EBITDA Margin 1 CY2023E Revenue Growth 2 Source: Company filings, Wall Street research and FactSet as of 5/24/2023. 1. 2. All EBITDA figures shown are Adjusted EBITDA presented on a like - for - like basis excluding stock - based compensation. Organic revenue growth figures are shown where available. Digital IT Services Peers Diversified IT Services Peers 5

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Precedent Transactions ($ in millions unless otherwise stated) E X E C U T I V E S U M M A R Y P R O J E C T T E M P E S T EV / LTM Adj. EBITDA Enterprise Value Target Acquiror Announcement Date 9.4x $2,160 Sykes Sitel Group Jun - 21 16.4 $1,993 Virtusa Baring Private Equity Sep - 20 12.5 1 $5,000 DXC ( HHS Business ) Veritas Capital Mar - 20 11.2 €5,078 Altran Capgemini Jun - 19 15.3 $1,989 Luxoft DXC Jan - 19 13.3 $3,586 Syntel Atos Jul - 18 10.6 1 $2,000 Aricent Altran Nov - 17 17.0 $4,603 iGate Capgemini Apr - 15 16.1 $3,402 Sapient Publicis Nov - 14 11.2x 25th Percentile 13.5x Mean 13.3x Median 16.1x 75th Percentile Source: Tempest Management, company filings, Wall Street research. Note: 1. All EBITDA figures calculated on a pre - SBC basis where available. DXC (State & Local HHS Business) and Aricent EBITDA multiples are shown as disclosed by the respective companies and may be burdened for SBC due to lack of available information. 6

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions $337 $473 $540 $534 $675 $822 $997 $1,210 Tempest Management Plan ($ in millions) E X E C U T I V E S U M M A R Y P R O J E C T T E M P E S T Revenue Adjusted Gross Profit 2 Adjusted EBITDA 3 Source: Tempest Management. 1. 2. 3. Represents organic revenue growth, adjusted for contributions from acquisitions, unadjusted for foreign exchange effects. Excludes stock - based compensation, associated payroll taxes and D&A. Excludes stock - based compensation, associated payroll taxes and non - recurring items. $803 $1,070 $1,296 $1,274 $1,574 $1,923 $2,323 $153 $224 $257 $223 $308 $382 $475 $583 Organic growth 1 (%) +4% +31% CY’27E CY’26E CY’25E CY’24E CY’23E CY’22A CY’21A CY’20A +19% (4%) +24% +22% +21% +21% $2,809 Adj. Gross Profit Margin (%) 42% 44% 42% 42% 43% 43% 43% 43% Adj. EBITDA Margin (%) 19% 21% 20% 18% 20% 20% 20% 21% Negative 4% Organic growth projected in CY’23E driven by macro weakness Tempest forecasts a rebound in growth rate in CY’ 24 E, tapering moderately through CY’ 27 E Minor improvement in Adjusted Gross Profit Margin driven by gradual mix shift towards higher margin offshore work Minor improvement in Adjusted EBITDA Margin driven by Adjusted Gross Profit Margin improvement noted above, and SG&A efficiencies Mgmt. Observations & Assumptions Actuals Tempest Management Plan 7

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Tempest Discounted Cash Flow Analysis – Tempest Management Plan ($ in millions except per share values) E X E C U T I V E S U M M A R Y P R O J E C T T E M P E S T Tempest Management Plan Q2 CY'23E Q3 CY'23E Q4 CY'23E CY2024E CY2025E CY2026E CY'27E / TV Actuals Q1 CY'23A CY2022A $47 $71 $71 $308 $382 $475 $583 Adjusted EBITDA $257 $35 15.5% 21.8% 20.8% 19.6% 19.9% 20.4% 20.8% (5) (5) (5) (25) (30) (37) (45) (19) (19) (20) (55) (67) (81) (98) % Margin 19.8% 11.3% Depreciation & Amortization 1 (21) (5) Stock - Based Compensation (251) (18) $22 $46 $45 $228 $284 $356 $440 Adjusted EBIT 1 ($15) $12 7.4% 14.3% 13.3% 14.5% 14.8% 15.3% 15.7% (14) (12) (12) (74) (92) (116) (143) 62.8% 25.8% 26.2% 32.5% 32.5% 32.5% 32.5% % Margin (1.2%) 3.8% Taxes (6) % Effective Tax Rate 53.7% $8 $34 $33 $154 $192 $240 $297 NOPAT $5 2.8% 10.6% 9.8% 9.8% 10.0% 10.3% 10.6% 5 5 5 25 30 37 45 2 1 1 6 8 9 11 (15) (4) (1) (36) (45) (52) (63) (7) (8) (8) (38) (46) (56) (67) % Margin 1.8% Plus: Depreciation & Amortization Plus: Bad Debt Expense 2 Less: Increase in NWC Less: Capital Expenditures ($7) $30 $30 $111 $139 $179 $223 Unlevered Free Cash Flow Source: Tempest Management, company filings, Wall Street research and FactSet as of 5/24/2023. Note: DCF assumes mid - year convention and valuation date as of 3/31/2023. Effective Tax rate excludes impact of Net Operating Loss (NOL) utilization. Enterprise Value, Equity Value and Implied Share Price figures are adjusted to include the Present Value of Net Operating Losses (NOLs) ranging from $16m - $17m. D&A and Adjusted EBIT are unburdened by amortization of acquisition - related intangible assets. Tempest Management is required to burden the income statement for a level of bad debt expense that exceeds the forecasted uncollectable amount. Implied perpetual growth rate calculated based on Terminal Value and terminal year FCF excluding impact of NOLs and NOL utili zation. 1. 2. 3. Enterprise Value at CY2027E (NTM) Adjusted EBITDA Multiple of Implied Share Price ($) at CY2027E (NTM) Adjusted EBITDA Multiple of PV of FCFs Q2 '23E – '26E WACC 15.0x 14.0x 12.5x 11.0x 9.5x $5,216 $4,892 $4,407 $3,922 $3,436 5,382 5,047 4,546 4,045 3,543 5,554 5,208 4,691 4,173 3,655 5,733 5,376 4,841 4,306 3,771 5,920 5,551 4,998 4,445 3,892 15.0x 14.0x 12.5x 11.0x 9.5x $14.51 $13.58 $12.19 $10.80 $9.41 14.98 14.02 12.59 11.15 9.71 15.47 14.48 13.00 11.52 10.03 15.98 14.96 13.43 11.90 10.37 16.51 15.46 13.88 12.30 10.71 17.0% 16.0% 15.0% 14.0% 13.0% $346 352 358 365 372 Equity Value at CY2027E (NTM) Adjusted EBITDA Multiple of Implied PGR 3 at CY2027E (NTM) Adjusted EBITDA Multiple of WACC 15.0x 14.0x 12.5x 11.0x 9.5x $5,010 $4,687 $4,201 $3,716 $3,230 5,176 4,841 4,340 3,839 3,337 5,348 5,003 4,485 3,967 3,449 5,527 5,171 4,635 4,100 3,565 5,714 5,346 4,792 4,239 3,686 15.0x 14.0x 12.5x 11.0x 9.5x 14.2% 14.1% 13.7% 13.2% 12.7% 13.3% 13.1% 12.7% 12.3% 11.7% 12.3% 12.1% 11.7% 11.3% 10.7% 11.3% 11.1% 10.7% 10.3% 9.7% 10.3% 10.1% 9.8% 9.3% 8.7% 17.0% 16.0% 15.0% 14.0% 13.0% 8

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions C O N F I D E N T I A L Appendix P R O J E C T T E M P E S T

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Broker Target Prices and Recommendations ($ per share) A P P E N D I X P R O J E C T T E M P E S T Broker Recommendations Monthly Evolution Since IPO Summary of Broker Target Prices and Recommendations Source: Wall Street research and FactSet as of 5/24/2023. Note: 1. Tempest completed its IPO on September 15, 2021. 5/1 (unaffected share price date) broker target prices as of the following dates: RBC Capital Markets (2/28), TD Cowen (3/23) , J.P. Morgan (3/1), Wolfe Research (2/28), Wedbush (3/23), Credit Suisse (2/28), Bank of America (3/15) and Piper Sandler (2/28). William Blair has maintained “Outperform” rating in recent research without naming a specific price target. Reflects closing price on May 1, 2023, last day prior to market rumors regarding a potential Atlas bid. 2. 3. 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% $0 $5 $10 $15 $20 $25 $30 $35 $40 10/2021 11/2021 12/2021 01/2022 02/2022 03/2022 04/2022 05/2022 06/2022 07/2022 08/2022 09/2022 10/2022 11/2022 12/2022 01/2023 02/2023 03/2023 04/2023 Current Buy Hold Sell Share Price Target Price Price Per Share Percentage of Broker Recommendations Target Price 5/24 1 5/1 5/24 Rating Firm Date $12.00 $12.00 Buy 05/09/2023 10.00 10.00 Buy 05/09/2023 10.00 10.00 Buy 05/09/2023 9.00 9.00 Buy 05/09/2023 9.00 9.00 Buy 05/09/2023 10.00 9.00 Hold 05/09/2023 9.00 9.00 Hold 05/09/2023 7.50 7.00 Hold 05/09/2023 – 2 – 2 Buy 05/09/2023 $12.00 $12.00 High $7.50 $7.00 Low $9.56 $9.38 Mean $9.50 $9.00 Median $6.22 $6.22 Unaffected Share Price 3 52.7% 44.7% % Median Above (Below) Unaffected 9

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Premia in Selected Precedent Minority Transactions by Controlling Shareholder ($ in billions) A P P E N D I X P R O J E C T T E M P E S T Initial Bid Premium to Final Bid Premium to % of Equity Implied Equity Closing Share Price Before 1 - Month VWAP (at Initial to Final Bid Closing Share Price Before Unaffected Share Price 5 1 - Month VWAP Partners Biopharma Pharmaceuticals Medicine Mogul Media 0 Source: Atlas Bid Proposals (as of 3/16/2023 and as of 5/23/2023), Tempest Management and company filings. 1. 2. 3. 4. 5. Based on issued and outstanding common stock, on a non - diluted basis. Implied Equity Value calculated as final bid price multiplied by FDSO. Reflects unaffected date of first bid. Reflects 1 calendar month. Reflects unaffected date prior to bid announcement, transaction agreement or market rumors. (Unaffected) 4,5 Initial Bid 3 Increase Initial Bid) 4 Initial Bid 3 Value 2 Date Target Acquiror Owned 1 18% 24% 60% 29% (4%) 24% $2.4 Dec - 22 Weber BDT Capital 72% 105% 143% 93% 17% 48% 66% 0.8 Jun - 22 Convey TPG Capital 75% 100% 96% 101% 30% 50% 55% 0.6 Nov - 20 Urovant Sumitovant 72% 59% 59% 61% 13% 37% 42% 1.9 Aug - 20 Akcea Ionis 76% 61% 50% 52% 23% 9% 24% 0.7 Aug - 20 Hudson Dufry AG 57% 42% 45% 45% 12% 28% 30% 3.7 Nov - 19 AVX KYOCERA Corp 72% 41% 29% 34% 3% 41% 30% 5.1 Jun - 18 Foundation Roche 57% 31% 58% 67% 2% 28% 63% 0.3 Nov - 16 Synutra Investor Group 64% 133% 101% 101% 43% 63% 41% 1.7 Sep - 16 Federal - Icahn 82% 13% 2% 2% Nil 13% 2% 1.8 Mar - 16 Crown Hallmark 90% 34% 33% 47% 5% 17% 26% $0.7 25th Percentile 66% 60% 61% 62% 17% 31% 38% $1.9 Mean 72% 50% 54% 60% 15% 33% 36% $1.8 Median 72% 90% 87% 87% 27% 46% 51% $2.3 75th Percentile 76% 68% 82% 60% 3% 42% 55% $3.9 Tempest 63% For illustration only, Tempest “Final Bid” data represents Atlas 5/23 counterproposal 10

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions A P P E N D I X P R O J E C T T E M P E S T Source: Company filings, Wall Street research and FactSet as of 5/24/2023. 1. 2. All EBITDA figures shown are Adjusted EBITDA presented on a like - for - like basis excluding stock - based compensation. Organic revenue growth figures are shown where available. Comparable Companies Analysis ($ in billions) 3 '23 – '24 '22 – '23 '21 – '22 24E 23E 22A 24E NTM 23E 22A 24E NTM 23E 22A Value Value High Low Company Digital IT Services 14% 3% 23% 19% 17% 18% 12.8x 15.4x 15.7x 15.2x 2.37x 2.65x 2.71x 2.79x $13.5 $15.2 (45%) 10% EPAM Systems 20% 12% 39% 21% 21% 21% 14.3 16.4 17.0 19.5 2.94 3.36 3.53 4.12 7.3 7.5 (28%) 24% Globant 17% 13% 30% 21% 21% 23% 11.1 12.7 12.9 12.7 2.28 2.68 2.72 2.93 2.2 2.4 (56%) 5% Endava 16% 7% 27% 20% 19% 20% 11.9x 14.1x 14.3x 13.9x 2.32x 2.66x 2.72x 2.86x 25th Percentile 17% 9% 31% 20% 20% 21% 12.7 14.8 15.2 15.8 2.53 2.90 2.99 3.28 Mean 17% 12% 30% 21% 21% 21% 12.8 15.4 15.7 15.2 2.37 2.68 2.72 2.93 Median 19% 12% 34% 21% 21% 22% 13.5 15.9 16.3 17.3 2.65 3.02 3.13 3.52 75th Percentile Diversified IT Services 8% 5% 14% 22% 22% 21% 12.3x 13.1x 13.2x 14.2x 2.70x 2.88x 2.91x 3.05x $190.8 $194.3 (11%) 17% Accenture 6% 4% 15% 16% 16% 16% 8.0 8.6 8.6 9.0 1.28 1.36 1.36 1.42 33.5 30.7 (17%) 2% Capgemini 5% 1% 7% 19% 18% 20% 7.9 8.3 8.5 7.9 1.48 1.53 1.55 1.55 30.1 32.1 (16%) 20% Cognizant Tech 6% 3% 11% 17% 17% 18% 8.0x 8.5x 8.5x 8.5x 1.38x 1.44x 1.45x 1.48x 25th Percentile 6% 3% 12% 19% 19% 19% 9.4 10.0 10.1 10.4 1.82 1.92 1.94 2.00 Mean 6% 4% 14% 19% 18% 20% 8.0 8.6 8.6 9.0 1.48 1.53 1.55 1.55 Median 7% 4% 15% 20% 20% 20% 10.2 10.9 10.9 11.6 2.09 2.20 2.23 2.30 75th Percentile 7% 3% 15% 19% 18% 19% 8.8x 9.6x 9.7x 9.9x 1.68x 1.81x 1.84x 1.86x Global 25th Perc. 12% 6% 21% 19% 19% 20% 11.1 12.4 12.6 13.1 2.18 2.41 2.46 2.64 Global Mean 11% 4% 19% 20% 20% 20% 11.7 12.9 13.0 13.5 2.32 2.66 2.72 2.86 Global Median 17% 10% 28% 21% 21% 21% 12.6 14.8 15.0 14.9 2.62 2.83 2.86 3.02 Global 75th Perc. Enterprise Value / % Ch. 52 Wk. Equity Enterprise Revenue Adj. EBITDA 1 Adj. EBITDA Margin 1 Revenue Grow th 2 11

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Tempest WACC Analysis ($ in billions unless otherwise stated) A P P E N D I X P R O J E C T T E M P E S T Source: Kroll, company filings, Wall Street research and FactSet as of 5/24/2023. Note: 1. 2. 3. 4. 5. 6. 7. Bloomberg Global Raw Beta and Barra Predicted World Beta are both shown as of 4/28/2023. Based on Tempest’s unaffected price of $6.22 (as of 5/1/2023). Represents Tempest net debt / capitalization as of 5/1/2023 (unaffected date). Levered Beta = Unlevered Beta x [1 + (1 - Tax Rate)(Net Debt/Equity)]. Represents 10 - Year Government Bond Yields weighted by Country revenue exposure (refer to p.13 for further detail). Long - horizon expected equity risk premium (historical): large company stock total returns minus long - term government bond income returns (source: Kroll December 2022). Cost of Equity = (Risk Free Rate of Return) + (Levered Beta)(Equity Risk Premium). Weighted Average Cost of Capital = (Post - Tax Cost of Debt)(Net Debt/Cap) + (Cost of Equity)(Equity/Cap). C apital Structure B lo o mberg H isto rical B eta B arra P redicted B eta Unlevered B eta Levered B eta 3 Unlevered B eta Levered B eta 3 N et D ebt/ Equity N et D ebt/ C ap. M arket Value C o mpany 1.78 1.62 2.01 1.83 (12%) (13%) $ 15.2 EP AM Systems 1.76 1.74 1.35 1.33 (2%) (2%) 7.5 Glo bant 1.94 1.81 1.65 1.54 (8%) (9%) 2.4 Endava 1.15 1.13 1.46 1.44 (2%) (2%) 194.3 Accenture 1.23 1.30 0.95 1.01 9% 8% 30.7 Capgemini 1.12 1.07 1.06 1.01 (6%) (7%) 32.1 Co gnizant Tech 1.17 1.17 1.14 1.0 9 ( 8%) ( 8%) P eer 25 th P ercentile 1.4 9 1.4 6 1.4 0 1.3 8 ( 4%) ( 4%) P eer M edian 1.7 8 1.7 1 1.6 0 1.5 2 ( 2%) ( 2%) P eer 75 th P ercentile 1.7 8 1.7 4 1.6 5 1.5 4 ( 8%) ( 9%) D igital IT Services M edian 1.15 1.13 1.0 6 1.0 1 ( 2%) ( 2%) D iversified IT Services M edian 1.6 6 1.7 7 0 .90 0 .96 9 .7% 1 8 .9% 1 $ 2 .1 1 T empest Implied WA C C Implied C o st o f Equity Sensitivity R ange WA C C H igh Lo w H igh Lo w H igh Lo w A ssumptio ns 16.8% 13.0% 17.9% 13.7% 1.70 1.15 1.45 Unlevered Beta 14.9% 15.3% 16.6% 15.3% 15.0% 0.0% 8.9% Target Net Debt/Capitalizatio n 2 9.7% Target Net Debt/Equity 1.1 Levering Facto r 1.55 Levered Beta 3 32.5% Tax Rate 4.92% Risk - Free Rate of Return 4 7.17% Equity Risk P remium 5 16.0% Cost of Equity 6 15.1% 15.0% 16.0% 16.0% 9.0% 7.0% 7.9% P re - Tax Cost of Debt 5.3% Post - Tax Cost of Debt 15 .1% WA C C 7 12

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Country - Weighted Risk - Free Rate A P P E N D I X P R O J E C T T E M P E S T Yield (%) 1 CY2023E Revenue Share (%) Country 7.01% 24.3% India 3.71% 20.1% USA 2.72% 16.4% China 11.83% 7.5% Brazil 2.44% 6.9% Germany 4.20% 6.2% UK 3.65% 4.1% Australia 3.51% 3.7% Spain 2.96% 3.6% Singapore 3.71% 2 1.7% Ecuador 7.14% 1.5% Romania 5.56% 3 1.3% Chile 2.56% 1.3% Thailand 4.30% 0.6% Italy 3.05% 0.4% Finland 2.81% 0.3% Netherlands 2.90% 0.1% Vietnam Country - Weighted Risk - Free Rate 4 4.92% Source: Tempest Management, Trading Economics and FactSet as of 5/24/2023. 1. 2. 3. 4. Yields are for 10 - year local currency government bonds as of 5/24/2023. All yields retrieved from FactSet unless otherwise noted. Ecuador does not have an active local currency bond market – analysis applied U.S. treasury yield as a proxy as Ecuador’s economy is fully dollarized. Chile’s 10 - year government bond yield is retrieved from Trading Economics and is as of 5/24/2023. Yield weighted by CY2023E revenue share. 13

DRAFT - Presentation Materials are Preliminary, Confidential and Subject to Further Revisions 0 10 15 20 25 30 35 $40 Sep - 21 Jan - 22 May - 22 Sep - 22 Jan - 23 May - 23 Source: FactSet as of 5/24/2023 and company filings. Note: 1. VWAP reference prices reflect figures as of the last unaffected date (5/1/2023). Reflects closing price on May 1, 2023, last day prior to market rumors regarding a potential Atlas bid. Share Price Performance Since IPO ($ per share) A P P E N D I X P R O J E C T T E M P E S T Max. Closing Price: $34.41 on 9/17/2021 Unaffected Price: $6.22 on 5/1/2023 1 5 Current: $7.75 Tempest Share Price Performance Selected Reference Prices Premium to Atlas Proposals 3/16 5/23 IPO Price $21.00 (47.6%) (46.0%) 12 - month VWAP $11.03 (0.2%) 2.9% 6 - month VWAP $8.34 31.9% 36.1% 3 - month VWAP $7.46 47.5% 52.1% 1 - month VWAP $6.75 62.9% 68.0% Unaffected Share Price 1 $6.22 76.8% 82.4% 14